EXHIBIT 11


                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                         ATTRIBUTABLE TO COMMON STOCKS
                                  (Unaudited)

                                                     Three Months Ended
                                                     September 30, 1997
                                                     ------------------
                                                    $1-2/3
                                                  Par Value       Class H
                                                   Common          Common
                                                   Stock            Stock
                                                  ---------       --------
                                                    (Dollars in Millions
                                                  Except Per Share Amounts)


Net income                                         $1,006            $61
Premium on exchange of preference stocks               26              -
Dividends on preference stocks                         16              -
                                                    -----            ---
  Earnings on common stocks                           964             61
Dividends on common stocks                            355             26
                                                      ---             --
    Net earnings retained                            $609            $35
                                                      ===             ==


Weighted average shares outstanding (in millions)     713            102

Per Share Data
Net earnings retained per share                      $0.85          $0.35
Cash dividends per share                              0.50           0.25
                                                      ----           ----
  Net earnings per share                             $1.35          $0.60
                                                      ====           ====



Note: The difference between fully diluted and primary earnings per share is immaterial.

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                  ATTRIBUTABLE TO COMMON STOCKS - Continued
                                  (Unaudited)


                                                       Three Months Ended
                                                       September 30, 1996
                                                    ------------------------
                                                     $1-2/3
                                                    Par Value        Class H
                                                     Common          Common
                                                     Stock            Stock
                                                    ---------        --------
                                                     (Dollars in Millions
                                                    Except Per Share Amounts)

Net income                                         $1,209              $62
Dividends on preference stocks                         21                -
                                                   ------              ---
  Earnings on common stocks                         1,188               62
Dividends on common stocks                            301               24
                                                      ---               --
    Net earnings retained                            $887              $38
                                                      ===               ==


Weighted average shares outstanding (in millions)     756               99

Per Share Data
Net earnings retained per share                      $1.17            $0.39
Cash dividends per share                              0.40             0.24
                                                      ----             ----
  Net earnings per share                             $1.57            $0.63
                                                      ====             ====




Note: The difference between fully diluted and primary earnings per share is immaterial.

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                  ATTRIBUTABLE TO COMMON STOCKS - Continued
                                  (Unaudited)

                                                      Nine Months Ended
                                                      September 30, 1997
                                                   -----------------------
                                                    $1-2/3
                                                   Par Value      Class H
                                                    Common        Common
                                                    Stock          Stock
                                                   ---------     ---------
                                                    (Dollars in Millions
                                                   Except Per Share Amounts)


Net income                                         $4,704           $257
Premium on exchange of preference stocks               26              -
Dividends on preference stocks                         56              -
                                                   ------          -----
  Earnings on common stocks                         4,622            257
Dividends on common stocks                          1,094             76
                                                    -----           ----
    Net earnings retained                          $3,528           $181
                                                    =====            ===


Weighted average shares outstanding (in millions)     728            101

Per Share Data
Net earnings retained per share                      $4.85          $1.79
Cash dividends per share                              1.50           0.75
                                                      ----           ----
  Net earnings per share                             $6.35          $2.54
                                                      ====           ====



Note: The difference between fully diluted and primary earnings per share is immaterial.

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                  ATTRIBUTABLE TO COMMON STOCKS - Concluded
                                  (Unaudited)


                                                    Nine Months Ended
                                                    September 30, 1996
                                               ------------------------------
                                               $1-2/3
                                              Par Value    Class E   Class H
                                               Common      Common    Common
                                               Stock        Stock     Stock
                                              ---------   --------  --------
                                                  (Dollars in Millions
                                                 Except Per Share Amounts)

Income from continuing operations              $3,953      $    -      $214
Income (loss) from discontinued operations         (5)         15         -
                                              -------          --     -----
  Net income                                    3,948          15       214
Dividends on preference stocks                     61           -         -
                                               ------       -----     -----
  Earnings on common stocks                     3,887          15       214
Dividends on common stocks                        906         145        71
                                               ------         ---      ----
    Net earnings retained (loss accumulated)   $2,981       $(130)     $143
                                                =====         ===       ===


Net earnings retained from continuing
  operations                                   $2,986       $   -      $143
                                                =====         ===       ===
Loss accumulated from discontinued operations     $(5)      $(130)     $  -
                                                    =         ===       ===

Weighted average shares outstanding
  (in millions)                                   756         470        98

Per Share Data
Net earnings retained per share from
  continuing operations                         $3.95        $  -     $1.46
Loss accumulated per share from
  discontinued operations                       (0.01)      (0.26)        -
Cash dividends per share                         1.20        0.30      0.72
                                                 ----        ----      ----
  Net earnings per share                        $5.14       $0.04     $2.18
                                                 ====        ====      ====




Note: The difference between fully diluted and primary earnings per share is immaterial.